                                                                    EXHIBIT 10.3

                           SUN COAST INDUSTRIES, INC.

                               Severance Agreement

         This Severance Agreement ("Agreement") is made and effective as of the 22nd day of April, 1996, by and between Sun Coast Industries, Inc., a Delaware corporation having its principal place of business in Dallas, Dallas County, Texas (the "Company"), and Eddie Lesok, an individual currently residing in Fort Worth, Texas ("Employee").

                                    RECITALS

         The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below). The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Employee with compensation and benefit arrangements upon a Change of Control which insures that such compensation and benefits are competitive with other corporations.

                                    AGREEMENT

         Now, therefore, in consideration of Employee's continued employment by Sun Coast Industries, Inc. ("Sun Coast"), a Delaware corporation, as well as the promises, covenants and obligations contained herein, the Company and Employee agree as follows:

         1. Payment of Severance Amount. Upon the occurrence of a Termination Event (as defined in paragraph 2), the Company shall:

                  (a) pay Employee an amount equal to (i) Employee's Base Annual Salary (as defined in paragraph 2) multiplied by the Employment Term Factor (as defined in paragraph 2), (ii) less all principal of any loans from the Company to Employee, as well as any interest then due thereon, payable as a lump sum cash payment within 30 days after the date of the termination constituting such Termination Event (the "Termination Date"), provided, Employee may elect to have such amount paid in equal monthly installments over a period not to exceed 13 months;

                  (b) provide Employee with life, disability and medical insurance at the level provided at either the date of the Change of Control (as defined in paragraph 2) or the Termination Date, as Employee shall in his sole discretion elect by providing written notice thereof to the Company, for a period of time equal to twelve (12) months multiplied by the Employment Term Factor (as defined in paragraph 2) following the Termination Date, or such shorter period until Employee shall obtain substantially equivalent insurance coverage from a subsequent employer, if any, in the same manner as if Employee's employment had not been terminated until the end of such period. Employee shall immediately notify the Company upon obtaining any insurance from a subsequent employer and shall provide all information required by the Company regarding such insurance to enable the Company to make a determination of whether such insurance is substantially equivalent.

                  (c) for a period of twelve months from and after such Termination Event, or until such earlier time as the Employee obtains other employment, provide the Employee with outplacement services of a firm of Employee's choice.

                  (d) pay all reasonable legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided by the Agreement.

         2.       Definitions.

                  (a) A "Termination Event" shall be deemed to have occurred if:

                          (i) Sun Coast or any successor thereto shall terminate Employee's employment for any reason other than for Cause; or

                          (ii) The Employee shall voluntarily terminate his employment with Sun Coast within one (1) year of a Change of Control for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean any of the following (without Employee's express written consent):

                                   (A)    A significant and material change in
                           the nature or scope of the Employee's duties from those engaged in immediately prior to the date on which a Change of Control occurs to duties that are, taken as a whole, inconsistent with Employee's range and duration of experience; provided, however, that Employee's title, scope of responsibility and authority may be altered (by reason of the creation of or filling of offices with the Company senior to Employee's office or otherwise) without constituting "Good Reason" so long as Employee's new duties are not inconsistent with his prior experience;

                                   (B)    A reduction in Employee's base salary
                           from that provided to him immediately prior to the date the Change of Control occurs;

                                   (C) A diminution in Employee's eligibility to participate in bonus, stock option or other incentive compensation plans or employee benefit plans (including medical, dental, life insurance and long-term disability plans) provided for executives with comparable duties; and

                                   (D) Any required relocation of Employee of more than thirty miles from Employee's current location (including any required business travel in excess of the greater of 90 days per year or the level of business travel of Employee prior to the most recent Change of Control).

                  (b) A "Change of Control" shall be deemed to have occurred if:

                           (i) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least fifty-one percent (51%) of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

                           (ii) the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company;

                           (iii) the stockholders of the Company shall approve a sale of all or substantially all of the assets of the Company;

                           (iv) a stock sale, reorganization, merger or consolidation of Plastics Manufacturing Company, a Nevada corporation ("PMC"), takes place and the Company and/or its subsidiaries do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the sold, reorganized, merged or consolidated company's then outstanding voting securities; or

                           (v) all or substantially all of the assets of PMC are sold.

                  (c)     "Employment Term Factor" is equal to (i) the sum of
         (a) twelve plus (b) the number of years' service Employee has with the Company (ii) divided by twelve. In no event will the Employment Term Factor exceed three (3.0).

                  (d) "Base Annual Salary" shall, as determined on the Termination Date, be equal to the greater of (i) Employee's annual salary on the date of the earliest Change of Control to occur during the eighteen month period prior to the Termination Date plus any bonuses or special incentive payments received in the twelve months prior to such Change of Control or (ii) Employee's annual salary on the Termination Date plus any bonuses or special incentive payments received in the prior twelve months.

                  (e) "Cause" as used herein with respect to termination of Employee's employment shall mean termination upon (A) the willful and continued failure by

         Employee to substantially perform Employee's duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to you by the Chief Executive Officer of the Company or the Board of Directors, which specifically identifies the manner in which such officer or the Board of Directors believes that Employee has not substantially performed Employee's duties, or (B) the willful engaging by Employee in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a notice of termination from the Chief Executive Officer of the Company or the Board of Directors, after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board of Directors, finding that, in the good faith opinion of the Board, Employee was guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this subparagraph and specifying the particulars thereof in detail.

         3. Parachute Payment Limitations. Any other provision of this Agreement to the contrary notwithstanding, if the total amount of payments and benefits to be paid or provided to Employee under this Agreement which are considered to be "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), when added to any other such "parachute payments" received by Employee from the Company or from a member of the Company's affiliated group (as provided in Code Section 280G(d)(5)), whether or not under this Agreement, are in excess of the amount Employee can receive without causing the Company to lose its deduction with respect to all or any portion of such total amount on account of Code Section 280G, the amount of payments and benefits to be paid or provided to Employee under this Agreement which are parachute payments shall be reduced to the highest amount which will not cause the Company to lose its deduction with respect to any such payments and benefits on account of Code Section 280G.

         4. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company to:      Sun Coast Industries, Inc.
                                    2700 South Westmoreland
                                    Dallas, Texas 75233
                                    Attention:    Chairman of the Board

         If to Employee to:         Eddie Lesok
                                    5005 Crestline Road
                                    Fort Worth, Texas 76107
or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         5. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

         6. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         8. Withholding of Taxes. Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         9. No Employment Agreement. Nothing in this Agreement shall give employee any rights (or impose any obligations) to continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Employee for the Company or any subsidiary thereof or successor thereto.

         10.      Assignment.

                  (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this paragraph 10. Without limiting the foregoing, Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  (b) The Company may: (x) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Employee performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it has been originally named the

         Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

         11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                  SUN COAST INDUSTRIES, INC.



                                  By:  _________________________________________
                                       Stephen P. Smiley, Chairman of the Board



                                  EMPLOYEE

                                  ______________________________________________
                                  Eddie Lesok